UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 7, 2006


                             AMERICAN SKIING COMPANY
             (Exact name of registrant as specified in its charter)


          Delaware                        1-13057                04-3373730
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)


               136 HEBER AVENUE, SUITE 303, PARK CITY, UTAH 84060
--------------------------------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (435) 615-0340


                                       N/A
         (Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

         (e) Amendment of Compensatory Plan.

         On December 12, 2006, the Compensation Committee of the Board of Directors of American Skiing Company (the "Company") amended the American Skiing Company Phantom Equity Plan (the "Plan"), which benefits certain officers of the Company, including the Company's chief executive officer, William J. Fair, and other named executive officers of the Company.

         The full text of the amendment to the Plan (the "Amendment") is attached as an exhibit to this report on Form 8-K.

         Specifically, the Amendment makes the following changes:

   o Payments under the Plan can be made only if a "Valuation Event" has occurred. Before the Amendment, one of the Plan's "Valuation Events" was "a sale or disposition of a significant Company operation or property as determined by the Board." Under the Amendment, this has been changed to "a sale or disposition of a significant asset, or a series of sales or dispositions of significant assets (disregarding any sales or dispositions prior to November 30, 2006), resulting in proceeds to the Company equal to or greater than $300 million, as determined by the Board."

   o The Board is now permitted to delay the payment of Awards under the Plan by up to an additional 30 days if such delay will, in the opinion of the Board, allow the Compensation Committee to more closely approximate the determination of Total Equity Pool Value on which the calculation of Awards is based.

   o All Awards under the Plan expire if a Valuation Event has not occurred on or prior to the tenth anniversary date of the Plan (December 21, 2011).


         The changes to the Plan are intended to clarify that the Plan is not intended to be subject to Section 409A of the Internal Revenue Code (governing certain deferred compensation arrangements).



         (f)  Determination of Executive Compensation


         On December 7, 2006, the Compensation Committee of the Board of Directors of the Company determined the fiscal year 2006 incentive bonus awards for the Company's named executive officers, including the chief executive officer. The fiscal 2006 incentive bonus payments to the Company's named executive officers were William J. Fair (President and Chief Executive Officer) $120,000.00; Helen E. Wallace (Senior Vice President and Chief Financial Officer) $75,195.84; Stan Hansen (Senior Vice President - Real Estate) $39,630.15; Foster Stewart (Senior Vice President and General Counsel) $63,256.17; and Christopher Diamond (President - Steamboat resort) $56,000.00. Additional information regarding compensation of executive officers is included in the Company's proxy statement filed in connection with its Annual Meeting of Shareholders to be held on January 8, 2007.


Item 9.01 Financial Statements and Exhibits.

         (c)   Exhibits

         Exhibit 10.1 Amendment to American Skiing Company Phantom Equity Plan, dated December 11, 2006.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 14, 2006           American Skiing Company



                                   By: /s/Foster A. Stewart, Jr.
                                       ----------------------------
                                       Name:  Foster A. Stewart, Jr.
                                       Title: Senior Vice President and
                                              General Counsel


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                                INDEX TO EXHIBITS


         10.1 Amendment to American Skiing Company Phantom Equity Plan, dated December 11, 2006.